Exhibit 99.5
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information is based on the historical financial information of BRP Group, Inc. (“BRP Group” or the “Company”), Insgroup, Inc. ("Insgroup") and Armfield, Harrison and Thomas, Inc. ("AHT"), and has been prepared to reflect the acquisition of Insgroup by Baldwin Krystyn Sherman Partners, LLC (“BKS”), an indirect subsidiary of BRP Group, effective November 30, 2020 and the acquisition of AHT by BKS effective December 1, 2020 (collectively, the “Insgroup and AHT Partnerships”).
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the Insgroup and AHT Partnerships as if the acquisitions had occurred on September 30, 2020.
The unaudited pro forma condensed consolidated statement of income (loss) for the nine months ended September 30, 2020 gives effect to (i) the Insgroup and AHT Partnerships; and (ii) the acquisition of Lanier Upshaw, Inc. (“Lanier”) effective January 1, 2020, Highland Risk Services LLC (“Highland”) effective January 1, 2020, Insurance Risk Partners, LLC (“IRP”) effective April 1, 2020 and Rosenthal Bros., Inc. (“Rosenthal Bros”) effective June 1, 2020 as if the acquisitions had occurred on January 1, 2019. Historical amounts for the Lanier and Highland acquisitions are not shown separately as these acquisitions occurred on January 1, 2020 and are therefore included in the BRP Group historical amounts.
The unaudited pro forma condensed consolidated statement of income (loss) for the year ended December 31, 2019 gives effect to (i) the Insgroup and AHT Partnerships; and (ii) the acquisition of Lykes Insurance, Inc. (“Lykes”) effective March 1, 2019, Millennial Specialty Insurance LLC (“MSI”) effective April 1, 2019, Lanier, Highland, IRP and Rosenthal Bros (collectively, the “Significant Historical Businesses Acquired”) as if the acquisitions had occurred on January 1, 2019.
The unaudited pro forma financial information has been prepared by our management and is based on BRP Group’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The pro forma financial information has been prepared by BRP Group in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 is effective on January 1, 2021, however voluntary early compliance is permitted. BRP Group has elected to early comply with the amended Article 11.”
Our historical financial information as of and for the nine months ended September 30, 2020 has been derived from BRP Group’s unaudited financial statements and accompanying notes included in BRP Group's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 12, 2020. Our historical financial information for the year ended December 31, 2019 has been derived from BRP Group’s audited financial statements and accompanying notes included in BRP Group's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 24, 2020.
The pro forma transactions and adjustments (collectively, the “Transaction Accounting Adjustments”) are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of BRP Group. The Transaction Accounting Adjustments for the acquisition consist of those necessary to account for the Insgroup and AHT Partnerships and the Significant Historical Businesses Acquired. In contemplation of the transactions, the Company issued a $400.0 million term loan (“Term Loan B”) with interest based on London Inter-bank Offered Rate (“LIBOR”) plus 4.00% with debt issuance costs of $9.9 million, a portion of which will be used to fund the Insgroup and AHT Partnerships. The adjustments related to the issuance of this debt are shown in a separate column as “Other Transaction Accounting Adjustments.” The Transaction Accounting Adjustments and the Other Transaction Accounting Adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information does not purport to be indicative of our results of operations or financial position had the relevant transactions occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:
•audited historical consolidated financial statements of BRP Group as of and for the year ended December 31, 2019, and the related notes included in the Company's Annual Report on Form 10-K for the annual period ended December 31, 2019;

•unaudited historical interim condensed consolidated financial statements of BRP Group as of and for the nine months ended September 30, 2020 and the related notes included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020;
•audited historical financial statements of Insgroup as of and for the year ended December 31, 2019, and the related notes included as exhibit 99.1 to this Current Report on Form 8-K;
•unaudited historical interim financial statements of Insgroup as of and for the nine months ended September 30, 2020, and the related notes included as exhibit 99.2 to this Current Report on Form 8-K;
•audited historical financial statements of AHT as of and for the year ended December 31, 2019, and the related notes included as exhibit 99.3 to this Current Report on Form 8-K; and
•unaudited historical interim financial statements of AHT as of and for the nine months ended September 30, 2020, and the related notes included as exhibit 99.4 to this Current Report on Form 8-K.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the consolidated company that would have resulted had the Insgroup and AHT Partnerships been effective during the periods presented or the results that may be obtained by the consolidated company in the future. The unaudited pro forma condensed consolidated financial information as of and for the periods presented does not reflect future events that may occur after the Insgroup and AHT Partnerships, including, but not limited to, synergies or revenue enhancements arising from the Insgroup and AHT Partnerships. Future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

	Historical			Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma BRP Group, Inc.
(in thousands)	BRP Group, Inc.	Insgroup	AHT
		A	A, (1)					(2)
Assets
Current assets:
Cash and cash equivalents	$50,220	$11,647	$15,984	$(291,378)	B	$299,000	C	$85,473
Restricted cash	7,778	—	4,601	—		—		12,379
Premiums, commissions and fees receivable, net	98,345	10,594	27,028	—		—		135,967
Prepaid expenses and other current assets	2,689	647	470	—		—		3,806
Due from related parties	41	51	—	—		—		92
Total current assets	159,073	22,939	48,083	(291,378)		299,000		237,717
Property and equipment, net	7,791	2,074	1,832	—		—		11,697
Deposits and other assets	7,949	2,351	1,224	—		—		11,524
Intangible assets, net	203,555	8,770	6,697	193,783	D	—		412,805
Goodwill	344,396	4,420	8,015	193,367	D	—		550,198
Total assets	$722,764	$40,554	$65,851	$95,772		$299,000		$1,223,941
Liabilities, Mezzanine Equity and Stockholders’/Members’ Equity (Deficit)
Current liabilities:
Premiums payable to insurance companies	$83,617	$10,645	$19,687	$—		$—		$113,949
Producer commissions payable	12,019	2,571	3,966	—		—		18,556
Accrued expenses and other current liabilities	21,851	2,343	10,810	9,565	E	—		44,569
Current portion of contingent earnout liabilities	7,065	1,523	143	—		—		8,731
Current portion of long-term debt	—	2,278	10,174	(12,452)	F	—		—
Total current liabilities	124,552	19,360	44,780	(2,887)		—		185,805
Deferred tax liability	—	—	619	(619)	G	—		—
Revolving line of credit	101,000	—	—	—		(101,000)	C	—
Long-term debt, less current portion	—	13,172	988	(14,160)	F	400,000	C	400,000
Contingent earnout liabilities, less current portion	78,323	1,510	2,409	38,539	H	—		120,781
Other liabilities	2,194	2,975	1,058	—		—		6,227
Total liabilities	306,069	37,017	49,854	20,873		299,000		712,813
Mezzanine equity:
Redeemable noncontrolling interest	101	—	—	—		—		101
Stockholders’/members’ equity (deficit):
Class A common stock	339	1	8	—	I	—		348
Class B common stock	4	—	—	—		—		4
Additional paid-in capital	237,644	320	6,947	9,936	I	—		254,847
Retained earnings (accumulated deficit)	(14,038)	8,794	9,622	(21,620)	E,J	—		(17,242)
Notes receivable from stockholders	(519)	—	(580)	580	K	—		(519)
Treasury stock	—	(5,470)	—	5,470	I	—		—
Noncontrolling interest	193,164	(108)	—	80,533	I	—		273,589
Total stockholders’/members’ equity (deficit)	416,594	3,537	15,997	74,899		—		511,027
Total liabilities, mezzanine equity and stockholders’/members’ equity (deficit)	$722,764	$40,554	$65,851	$95,772		$299,000		$1,223,941
__________
(1)    AHT is not a significant business acquisition under Regulation S-X Rule 3-05; however, we have included AHT in the unaudited condensed consolidated statement of income (loss) because it is deemed a material transaction.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the Insgroup and AHT Partnerships as if each had occurred on September 30, 2020.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Historical					Transaction accounting adjustments		Other Transaction Accounting Adjustments
(in thousands, except per share data)	BRP Group, Inc.	IRP (three months unowned)	Rosenthal Bros (five months unowned)	Insgroup (nine months unowned)	AHT (nine months unowned)					Pro Forma BRP Group, Inc.
		L	L	L	L, (1)					(2)
Commissions and fees	$171,270	$960	$10,066	$30,458	$43,518	$—		$—		$256,272

Operating expenses:
Commissions, employee compensation and benefits	122,280	1,036	5,094	20,776	33,539	—		—		182,725
Other operating expenses	30,577	394	822	3,952	6,000	—		—		41,745
Amortization expense	13,231	—	88	922	378	10,863	N	—		25,482
Change in fair value of contingent consideration	12,697	—	—	—	—	—		—		12,697
Depreciation expense	663	9	72	427	282	—		—		1,453
Total operating expenses	179,448	1,439	6,076	26,077	40,199	10,863		—		264,102
Operating income (loss)	(8,178)	(479)	3,990	4,381	3,319	(10,863)		—		(7,830)

Other income (expense):
Interest income (expense)	(2,554)	(1)	1	(297)	(47)	(1,059)	O	(11,970)	O	(15,927)
Other income (expense)	(23)	(2)	—	(5)	144	—		—		114
Total other income (expense)	(2,577)	(3)	1	(302)	97	(1,059)		(11,970)		(15,813)
Income (loss) before income taxes	(10,755)	(482)	3,991	4,079	3,416	(11,922)		(11,970)		(23,643)
Income tax provision	12	—	29	—	843	—		—		884
Net income (loss)	(10,767)	(482)	3,962	4,079	2,573	(11,922)		(11,970)		(24,527)
Net loss attributable to noncontrolling interest	(5,379)	—	—	(46)	—	(2,514)	P	(4,346)	P	(12,285)
Net income (loss) attributable to controlling interest	$(5,388)	$(482)	$3,962	$4,125	$2,573	$(9,408)		$(7,624)		$(12,242)

Pro forma net loss per share data: Q
Pro forma net loss available to Class A common stockholders per share - basic and diluted										$(0.48)
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted										25,242
__________
(1)    AHT is not a significant business acquisition under Regulation S-X Rule 3-05; however, we have included AHT in the unaudited condensed consolidated statement of income (loss) because it is deemed a material transaction.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the Insgroup and AHT Partnerships and (ii) the Significant Historical Businesses Acquired as if each had occurred on January 1, 2019.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical							Transaction accounting adjustments after latest fiscal year-end		Historical		Transaction accounting adjustments relating to significant business acquisitions consummated during previous fiscal year		Other Transaction Accounting Adjustments
(in thousands, except per share data)	BRP Group, Inc.	Lanier	Highland	IRP	Rosenthal Bros	Insgroup	AHT			Lykes (two months unowned)	MSI (three months unowned)					Pro Forma BRP Group, Inc.
		L	L	L	L	L	L, (1)	(1)		L	L					(2)
Commissions and fees	$137,841	$8,324	$13,173	$6,995	$19,021	$34,492	$49,269	$—		$2,825	$7,828	$—		$—		$279,768

Operating expenses:
Commissions, employee compensation and benefits	96,955	5,544	12,315	3,866	10,899	23,455	40,481	—		1,054	5,206	—		—		199,775
Other operating expenses	24,576	2,171	539	1,393	1,841	5,052	8,337	3,204	M	262	470	—		—		47,845
Amortization expense	10,007	—	—	—	53	1,150	259	17,106	N	—	—	1,835	N	—		30,410
Change in fair value of contingent consideration	10,829	—	—	—	—	—	—	—		—	—	—		—		10,829
Depreciation expense	542	32	—	36	163	352	406	—		—	9	—		—		1,540
Total operating expenses	142,909	7,747	12,854	5,295	12,956	30,009	49,483	20,310		1,316	5,685	1,835		—		290,399
Operating income (loss)	(5,068)	577	319	1,700	6,065	4,483	(214)	(20,310)		1,509	2,143	(1,835)		—		(10,631)

Other income (expense):
Interest income (expense)	(10,640)	(59)	2	9	11	(323)	(97)	(2,910)	O	—	—	(1,567)	O	(15,960)	O	(31,534)
Loss on extinguishment of debt	(6,732)	—	—	—	—	—	—	—		—	—	—		—		(6,732)
Other income (expense)	3	131	2	(1)	(18)	119	121	—		—	—	—		—		357
Total other income (expense)	(17,369)	72	4	8	(7)	(204)	24	(2,910)		—	—	(1,567)		(15,960)		(37,909)
Income (loss) before income taxes	(22,437)	649	323	1,708	6,058	4,279	(190)	(23,220)		1,509	2,143	(3,402)		(15,960)		(48,540)
Income tax provision	17	—	—	—	93	—	132	—		—	—	—		—		242
Net income (loss)	(22,454)	649	323	1,708	5,965	4,279	(322)	(23,220)		1,509	2,143	(3,402)		(15,960)		(48,782)
Net loss attributable to noncontrolling interest	(13,804)	—	—	—	—	(62)	—	(1,621)	P	—	—	(523)	P	(4,935)		(20,945)
Net income (loss) attributable to controlling interest	$(8,650)	$649	$323	$1,708	$5,965	$4,341	$(322)	$(21,599)		$1,509	$2,143	$(2,879)		$(11,025)		$(27,837)

Pro forma net loss per share data: Q
Pro forma net loss available to Class A common stockholders per share - basic and diluted																$(1.48)
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted																18,788
__________
(1)    AHT is not a significant business acquisition under Regulation S-X Rule 3-05; however, we have included AHT in the unaudited condensed consolidated statement of income (loss) because it is deemed a material transaction.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the Insgroup and AHT Partnerships and (ii) the Significant Historical Businesses Acquired as if each had occurred on January 1, 2019.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1. Description of Partnerships
On November 30, 2020, BKS, an indirect subsidiary of BRP Group, acquired the outstanding equity interests of Insgroup for consideration consisting of $94.2 million in cash, consideration payable of $6.3 million, 87,093 shares of BRP Group’s Class A common stock, par value $0.01, 3,857,622 shares of BRP Group’s Class B common stock, par value $0.0001, and the opportunity to receive additional maximum potential contingent earnout consideration of $66.1 million in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
In addition, on December 1, 2020, BKS acquired the outstanding equity interests of AHT for consideration consisting of $197.2 million of cash, consideration payable of $99,000, 784,222 shares of BRP Group’s Class A common stock, par value $0.01, and the opportunity to receive additional maximum potential contingent earnout consideration of $107.0 million in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
2. Basis of Presentation
The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of BRP Group, Insgroup and AHT and the Significant Historical Businesses Acquired. The acquisition method of accounting is based on the accounting guidance on business combinations and uses the fair value concepts defined in the accounting guidance on fair value measurements. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at the date the acquisition is completed at its then-current market price. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of BRP Group. The financial statements and reported results of operations of BRP Group issued after completion of the Insgroup and AHT Partnerships will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of Insgroup and AHT.
The Transaction Accounting Adjustments are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of BRP Group. These adjustments are discussed in greater detail in Notes 5 and 6 below.
On October 14, 2020, the Company entered into a new credit agreement with JPMorgan Chase Bank, N.A., to provide new senior secured credit facilities, including the Term Loan B with a principal amount of $400.0 million, maturing in 2027 and bearing interest at LIBOR plus 400 bps. A portion of the proceeds from the Term Loan B was used to paydown the outstanding borrowings on the revolving line of credit. The Term Loan B funding was essential for completion of the Insgroup and AHT Partnerships. As such, the adjustments related to the issuance the Term Loan B, including the paydown of the revolving line of credit and the related incremental interest expense, are included in the unaudited pro forma condensed consolidated financial statements. These adjustments shown in a separate column in the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income (loss) as Other Transaction Accounting Adjustments, and are discussed in greater detail in Notes 5 and 6 below.
The pro forma adjustments reflecting the Insgroup and AHT Partnerships under the acquisition method of accounting are based on estimates and assumptions. The pro forma adjustments are included to the extent they are adjustments that reflect the accounting for the transactions in accordance with U.S. GAAP.
Certain amounts in Insgroup and AHT's historical balance sheet and statements of income (loss) have been conformed to BRP Group's presentation.
3. Accounting Policies
Insgroup and AHT are in the process of being integrated with the Company. This integration includes a review by BRP Group of Insgroup and AHT's accounting policies. As a result of that review, BRP Group may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements. At this time, BRP Group is not aware of any differences that would have a material impact on the consolidated financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.

4. Purchase Price
The purchase price of the Insgroup and AHT Partnerships is as follows:

(in thousands)	Insgroup	AHT
Cash paid to owners	$94,188	$197,190
Consideration payable	6,262	99
Class A common stock (87,093 and 784,222 shares)	1,675	15,537
Class B common stock (3,857,622 shares)	80,425	—
Fair value of contingent earnout consideration	18,038	20,501
Total consideration transferred	$200,588	$233,327

5. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments
A    On November 30, 2020, the Company acquired the outstanding equity interests of Insgroup for cash consideration of $94.2 million, consideration payable of $6.3 million and fair value of equity interest of $82.1 million. The Partnership was made to expand the Company's Middle Market presence in Texas and specifically Houston. Insgroup will also have the opportunity to receive additional maximum potential contingent earnout consideration of $66.1 million in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
On December 1, 2020, the Company acquired the outstanding equity interests of AHT for cash consideration of $197.2 million, consideration payable of $99,000 and fair value of equity interest of $15.5 million. The Partnership was made to expand the Company's Middle Market presence in the Pacific Northwest, Mid-Atlantic and Northeast regions and to bring deep specialization and expertise across a number of high-growth industry verticals, including Technology, Not-For-Profit, Life Sciences & Healthcare, Manufacturing and Construction. AHT will also have the opportunity to receive additional maximum potential contingent earnout consideration of $107.0 million in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
B    Reflects the funding of cash consideration for the Insgroup and AHT Partnerships with cash on hand after borrowings on the Term Loan B.
C    Reflects BRP Group's borrowings under the Term Loan B debt to fund the Insgroup and AHT Partnerships and the paydown of the revolving line of credit with a portion of the Term Loan B proceeds.
D    Reflects allocation of purchase price to record intangible assets and goodwill at their estimated fair value assuming the Insgroup and AHT Partnerships occurred on September 30, 2020. Reflects the pro forma allocations to intangible assets, which include $79.0 million of purchased customer accounts and trade names for Insgroup and $130.3 million of purchased customer accounts and trade names for AHT, offset in part by the elimination of Insgroup's historical intangible assets of $8.8 million and AHT's historical intangible assets of $6.7 million. Reflects the pro forma allocations to goodwill, which include $111.4 million and $81.9 million related to Insgroup and AHT, respectively.
Management has determined that the carrying value of the remaining assets and liabilities acquired approximate their fair values for purposes of a preliminary purchase price allocation in the accompanying unaudited pro forma condensed consolidated financial statements. The final allocation of purchase price may differ significantly from these amounts.
E    Reflects the consideration payable recorded in connection with the purchase price in Note 4 and the accrual of transaction costs related to the Insgroup and AHT Partnerships as follows:

(in thousands)	Insgroup	AHT
Consideration payable	$6,262	$99
Accrual of transaction costs	831	2,373
Total adjustments to accrued expenses and other current liabilities	$7,093	$2,472
F    Reflects the elimination of Insgroup and AHT's debt, which was settled with proceeds from the closing of the acquisition of Insgroup and AHT by BRP Group.

G    Reflects the elimination of AHT's deferred tax liability, which was settled upon conversion of the C corporation to a limited liability company immediately after closing the acquisition of AHT by BRP Group.
H    Represents the pro forma adjustments to reflect the estimated contingent earnout consideration exchanged in the Insgroup and AHT Partnerships. Up to 25% of the contingent earnout consideration for AHT can be allocated to colleagues as part of a bonus pool as determined by the seller at the end of the earnout period. The Company will record a one-time charge to compensation expense for the amount related to the bonus pool once the determination has been made. No adjustment has been made to the pro forma condensed consolidated financial statements for this future charge to earnings.
I    Reflects the elimination of Insgroup and AHT's historical common stock, additional paid-in capital, treasury stock and noncontrolling interest, offset by the issuance of Class A common stock to Insgroup and AHT and the issuance of Class B common stock to Insgroup as a form of rollover equity consideration as follows:

(in thousands)	Insgroup	AHT
Eliminate historical common stock, additional paid-in capital and treasury stock	$5,257	$(6,955)
Record adjustment to Class A common stock for common stock issuance	1	8
Record adjustment to additional paid-in capital for Class A common stock issuance	1,674	15,529
Record adjustment to noncontrolling interest for Class B common stock issuance	80,425	—
Total adjustments common stock, additional paid-in capital, treasury stock and noncontrolling interest	$87,357	$8,582
J    Reflects the elimination of Insgroup and AHT's historical retained earnings at September 30, 2020 and the accrual of transaction costs related to the Insgroup and AHT Partnerships as follows:

(in thousands)	Insgroup	AHT
Eliminate historical retained earnings	$(8,794)	$(9,622)
Transaction costs accrual	(831)	(2,373)
Total adjustments to retained earnings	$(9,625)	$(11,995)
K    Reflects the elimination of AHT's stockholder notes receivable, which was settled in connection with closing the acquisition of AHT by BRP Group.
6. Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) Adjustments
L    On March 1, 2019, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Lykes for cash consideration of $36.0 million and fair value of equity interest of $1.0 million. The Partnership was made to expand the Company’s Middle Market business presence in Florida. As a result of the Lykes Partnership, the Company recognized goodwill in the amount of $28.7 million.
On April 1, 2019, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of MSI for cash of $45.5 million, fair value of contingent earnout consideration of $25.6 million, fair value of equity interest of $31.0 million and a trust balance adjustment of $1.1 million. The Partnership was made to obtain access to certain technology and invest in executive talent for building and growing the MGA of the Future, and to apply its functionality to other insurance placement products, as well as to expand the Company’s market share in specialty renter’s insurance. MGA of the Future is a national renter’s insurance product distributed via sub-agent partners and property management software providers, which has expanded distribution capabilities for new products through the Company’s wholesale and retail networks. As a result of the MSI Partnership, the Company recognized goodwill in the amount of $53.8 million. The maximum potential contingent earnout consideration available to be earned by MSI is $61.5 million.
On January 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Lanier for cash consideration of $24.5 million and fair value of equity interest of $6.1 million. The Partnership was made to expand the Company’s private risk management business presence in Florida. The maximum potential contingent earnout consideration available to be earned by Lanier is $11.0 million.

On January 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Highland for cash consideration of $6.5 million and fair value of equity interest of $3.4 million. The Partnership was made to expand the Company’s specialty in the healthcare wholesale space. The maximum potential contingent earnout consideration available to be earned by Highland is $2.5 million.
On April 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of IRP for cash consideration of $26.6 million and fair value of equity interest of $7.5 million. The Partnership was made to expand the Company’s capabilities within the energy and infrastructure business. IRP will also have the opportunity to receive additional contingent earnout consideration in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
On June 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Rosenthal Bros for cash consideration of $75.0 million and fair value of equity interest of $10.1 million. The Partnership was made to expand the Company’s capabilities within the real estate industry. The maximum potential contingent earnout consideration available to be earned by Rosenthal Bros is $30.8 million based upon the achievement of certain post-closing revenue focused performance measures.
On November 30, 2020, the Company acquired the outstanding equity interests of Insgroup for cash consideration of $94.2 million, consideration payable of $6.3 million and fair value of equity interest of $82.1 million. The Partnership was made to expand the Company's Middle Market presence in Texas and specifically Houston. Insgroup will also have the opportunity to receive additional maximum potential contingent earnout consideration of $66.1 million in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
On December 1, 2020, the Company acquired the outstanding equity interests of AHT for cash consideration of $197.2 million, consideration payable of $99,000 and fair value of equity interest of $15.5 million. The Partnership was made to expand the Company's Middle Market presence in the Pacific Northwest, Mid-Atlantic and Northeast regions and to bring deep specialization and expertise across a number of high-growth industry verticals, including Technology, Not-For-Profit, Life Sciences & Healthcare, Manufacturing and Construction. AHT will also have the opportunity to receive additional maximum potential contingent earnout consideration of $107.0 million in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
The following table reflects the statement of income for Rosenthal Bros for the five-month unowned period ending May 31, 2020:

(in thousands)	Three Months Ended March 31, 2020	April/May 2020	Total Five Months Ended May 31, 2020
Commissions and fees	$6,809	$3,257	$10,066

Operating expenses:
Commissions, employee compensation and benefits	3,169	1,925	5,094
Other operating expenses	613	209	822
Amortization expense	53	35	88
Depreciation expense	43	29	72
Total operating expenses	3,878	2,198	6,076

Operating income	2,931	1,059	3,990
Interest income	1	—	1
Income before income taxes	2,932	1,059	3,991
Income tax provision	21	8	29
Net income	$2,911	$1,051	$3,962

M    Reflects the pro forma adjustment to accrue transaction expenses including due diligence and attorneys’ fees incurred in connection with the Insgroup and AHT Partnerships. Transaction costs of $766,000 and $385,000 are included in the historical statements of income for BRP Group for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. These costs will not affect the consolidated statements of income (loss) beyond twelve months after the acquisition date.
N    For the nine months ended September 30, 2020, reflects the pro forma adjustment to amortization expense related to purchased customer accounts recorded in connection with the acquisition of IRP in April 2020; purchased customer accounts and trade names recorded in connection with the acquisition of Rosenthal Bros in June 2020, Insgroup in November 2020 and AHT in December 2020.
For the year ended December 31, 2019, reflects the pro forma adjustment to amortization expense related to purchased customer accounts recorded in connection with the acquisitions of Lykes in March 2019, Lanier in January 2020 and IRP in April 2020; software, purchased carrier relationships, purchased distributor relationships, trade names, and purchased customer accounts recorded in connection with the acquisition of MSI in April 2019; purchased carrier relationships, trade names, and purchased distributor relationships recorded in connection with the acquisition of Highland in January 2020; purchased customer accounts and trade names recorded in connection with the acquisition of Rosenthal Bros in June 2020, Insgroup in November 2020 and AHT in December 2020.
The intangible assets acquired have the following useful lives:

Intangible Assets	Useful Life (in years)
Purchased customer accounts (Rosenthal Bros and AHT)	20
Purchased customer accounts (Insgroup)	18
Purchased customer accounts (Lykes, Lanier and IRP)	15
Purchased customer accounts (MSI)	5
Software (MSI)	5
Purchased carrier relationships (MSI)	20
Purchased carrier relationships (Highland)	0.75
Purchased distributor relationships (MSI and Highland)	20
Trade names (MSI, Highland, Rosenthal Bros, Insgroup and AHT)	5
    Amortization expense over the next five years for each of the acquisitions as of September 30, 2020 is as follows:

	Amortization Expense Over the Next Five Years
(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5
Lykes	$962	$899	$810	$721	$641
MSI	7,092	7,438	7,615	1,700	1,188
Lanier	376	384	392	400	408
Highland	403	417	423	419	374
IRP	1,032	1,014	957	873	774
Rosenthal Bros	2,872	2,863	2,787	2,678	2,539
Insgroup	5,583	5,612	5,646	5,686	5,732
AHT	6,507	6,966	7,447	7,950	8,476
O    Reflects the pro forma adjustments related to interest expense as noted in the table below. The interest rate related to the IRP and Rosenthal borrowings is 3.00%. The interest rate related to Lykes and MSI is between 5.70% and 8.80%, and the interest rate related to the Term Loan B is 4.19%.

(in thousands)	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
Transaction Accounting Adjustments after latest fiscal year-end:
IRP	$184	$736
Rosenthal Bros	875	2,100
Amortization of capitalized debt issuance costs	—	74
	1,059	2,910
Transaction Accounting Adjustments during previous fiscal year:
Lykes	—	415
MSI	—	814
Amortization of capitalized debt issuance costs	—	338
	—	1,567
Other Transaction Accounting Adjustments:
Term Loan B	10,905	14,541
Amortization of capitalized debt issuance costs	1,065	1,419
	11,970	15,960
Total pro forma interest expense	$13,029	$20,437
P    Reflects the adjustment for the change in net income (loss) attributable to noncontrolling interest.
Q    Pro forma basic net income (loss) per share is computed by dividing the pro forma net income (loss) available to Class A common stockholders by the weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted net income (loss) per share is computed by adjusting the net loss available to Class A common stockholders and the weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities. The calculation of diluted net loss per share excludes 49,105,333 shares of Class B common stock that are convertible into Class A common stock under the “if-converted” method as the inclusion of such shares would have an anti-dilutive effect to the periods presented. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net income (loss) per share.

(in thousands, except per share data)	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
Pro forma basic and diluted net loss per share
Numerator
Net loss	$(24,527)	$(48,782)
Less: net loss attributable to noncontrolling interest	(12,285)	(20,945)
Pro forma net loss attributable to Class A common stockholders - basic and diluted	$(12,242)	$(27,837)

Denominator
Shares of Class A common stock outstanding	24,371	17,917
Shares of Class A common stock issued to Insgroup	87	87
Shares of Class A common stock issued to AHT	784	784
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted	25,242	18,788

Pro forma net loss per share - basic and diluted	$(0.48)	$(1.48)